Exhibit 99.1

RAPT Therapeutics Reports Second Quarter 2022 Financial Results

Company maintains strong cash position of $207.3 million

SOUTH SAN FRANCISCO, Calif. – August 11, 2022 – RAPT Therapeutics, Inc. (Nasdaq: RAPT), a clinical-stage, immunology-based biopharmaceutical company focused on discovering, developing and commercializing oral small molecule therapies for patients with significant unmet needs in inflammatory diseases and oncology, today reported financial results for the quarter and six months ended June 30, 2022.

“Our operational momentum continued in the second quarter as we initiated our Phase 2b clinical trial of RPT193 in patients with moderate-to-severe atopic dermatitis and strengthened our balance sheet with a $50 million financing,” said Brian Wong, M.D., Ph.D., President and Chief Executive Officer of RAPT Therapeutics. “As we head into the second half of the year, we expect to broaden the RPT193 program with the initiation of a Phase 2a trial in asthma and to continue advancing our FLX475 program in multiple cancer indications. We anticipate our pipeline of promising oral drugs will provide a number of significant data catalysts over the next 12 to 18 months.”

Financial Results for the Second Quarter and Six Months Ended June 30, 2022

Second Quarter Ended June 30, 2022

Net loss for the second quarter of 2022 was $19.2 million, compared to $16.1 million for the second quarter of 2021.

Research and development expenses for the second quarter of 2022 were $14.4 million, compared to $13.2 million for the same period in 2021. The increase in research and development expenses was primarily due to higher development costs related to RPT193 and increases in expenses for personnel and facilities, partially offset by decreases in development costs related to FLX475 and stock-based compensation expense.

General and administrative expenses for the second quarter of 2022 were $5.4 million, compared to $3.8 million for the same period in 2021. The increase in general and administrative expenses was primarily due to increases in expenses for professional services, personnel, stock-based compensation and facilities.

Six Months Ended June 30, 2022

Net loss for the six months ended June 30, 2022 was $39.7 million, compared to $32.6 million for the same period in 2021.

Research and development expenses for the six months ended June 30, 2022 were $31.0 million, compared to $27.0 million for the same period in 2021. The increase in research and development expenses was primarily due to higher development costs related to RPT193 and increases in expenses for early-stage programs, personnel and facilities, partially offset by decreases in development costs related to FLX475 and stock-based compensation expense.

General and administrative expenses for the six months ended June 30, 2022 were $10.2 million, compared to $7.8 million for the same period of 2021. The increase in general and administrative expenses was primarily due to increases in expenses for professional services, personnel, stock-based compensation and facilities.

As of June 30, 2022, the Company had cash, cash equivalents and marketable securities of $207.3 million, which includes net proceeds of $49.8 million from our May 2022 sale of pre-funded warrants to purchase 4.0 million shares of our common stock.

About RAPT Therapeutics, Inc.

RAPT Therapeutics is a clinical stage immunology-based biopharmaceutical company focused on discovering, developing and commercializing oral small molecule therapies for patients with significant unmet needs in inflammatory diseases and oncology. Utilizing its proprietary discovery and development engine, the Company is developing highly selective small molecules designed to modulate the critical immune drivers underlying these diseases. RAPT has discovered and advanced two unique drug candidates, RPT193 and FLX475, each targeting C-C motif chemokine receptor 4 (CCR4), for the treatment of inflammation and cancer, respectively. The Company is also pursuing a range of targets that are in the discovery stage of development.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “could,” “expect,” “look forward,” “target,” “will” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future performances or achievements expressed or implied by the forward-looking statements. Each of these statements is based only on current information, assumptions and expectations that are inherently subject to change and involve a number of risks and uncertainties. Forward-looking statements include, but are not limited to, statements about clinical development progress and the timing of initiation and completion of, and results from, clinical trials of RPT193 and FLX475. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during clinical studies, preliminary data and trends may not be predictive of future data or results, may not demonstrate safety or efficacy or lead to regulatory approval, clinical trial site activation or enrollment rates that are lower than expected, unanticipated or greater than anticipated impacts or delays due to the COVID-19 pandemic (along with the effects of the war in Ukraine, inflation, rising interest rates and other economic uncertainty), changes in expected or existing competition, changes in the regulatory environment, the uncertainties and timing of the regulatory approval process and the sufficiency of RAPT’s cash resources. Detailed information regarding risk factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in RAPT’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 11, 2022 and subsequent filings made by RAPT with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. RAPT disclaims any obligation to update these forward-looking statements, except as required by law.

RAPT Media Contact:

Aljanae Reynolds

areynolds@wheelhouselsa.com

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RAPT Investor Contact:

Sylvia Wheeler

swheeler@wheelhouselsa.com

RAPT THERAPEUTICS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share per share data)

(Unaudited)

	Three Months Ended June 30,	Three Months Ended June 30,	Six Months Ended June 30,	Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$886	$869	$1,527	$2,091
Operating expenses:
Research and development	14,359	13,190	31,029	26,961
General and administrative	5,436	3,760	10,184	7,772
Total operating expenses	19,795	16,950	41,213	34,733
Loss from operations	(18,909)	(16,081)	(39,686)	(32,642)
Other income (expense), net	(275)	(29)	34	18
Net loss	$(19,184)	$(16,110)	$(39,652)	$(32,624)
Other comprehensive income (loss):
Foreign currency translation gain	550	70	349	108
Unrealized loss on marketable securities	(178)	(18)	(888)	(68)
Total comprehensive loss	$(18,812)	$(16,058)	$(40,191)	$(32,584)
Net loss per share, basic and diluted	$(0.62)	$(0.63)	$(1.31)	$(1.29)
Weighted average number of shares used in computing net loss per share, basic and diluted	31,140,323	25,589,947	30,356,515	25,217,542

RAPT THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2022	December 31, 2021
Assets	(Unaudited)	(1)
Current assets:
Cash and cash equivalents	$57,203	$24,027
Marketable securities	150,138	165,627
Prepaid expenses and other current assets	2,588	3,319
Total current assets	209,929	192,973
Property and equipment, net	2,921	2,741
Operating lease right-of-use assets	6,055	—
Other assets	3,091	2,922
Total assets	$221,996	$198,636
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,097	$1,999
Accrued expenses	7,507	6,326
Deferred revenue, current	—	1,016
Operating lease liabilities, current	1,503	—
Other current liabilities	39	254
Total current liabilities	13,146	9,595
Deferred rent, net of current portion	—	2,150
Deferred revenue, non-current	—	511
Operating lease liabilities, non-current	6,717	—
Total liabilities	19,863	12,256
Commitments
Stockholders’ equity:
Preferred stock	—	—
Common stock	3	3
Additional paid-in capital	526,573	470,629
Accumulated other comprehensive loss	(745)	(206)
Accumulated deficit	(323,698)	(284,046)
Total stockholders’ equity	202,133	186,380
Total liabilities and stockholders’ equity	$221,996	$198,636

(1)
The condensed consolidated balance sheet for December 31, 2021 has been derived from audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.